暉誼(香港)會計師事務所有限公司
PARKER RANDALL CF (H.K.) CPA LIMITED
6/F., Two Grand Tower, 625 Nathan Road, Kowloon.
Tel : 3576 3455 Fax : 2625 1263

September 28, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re: China Grand Resorts, Inc.

Dear Sirs/Madams:

We have read Item 4.01 of China Grand Resorts, Inc.'s Form 8-K dated September 28, 2012 and we agree with the statements made therein concerning our firm.

Very truly yours,

/s/ Parker Randall CF CPA

Parker Randall CF (H.K.) CPA Limited

Certified Public Accountant